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                                                                    EXHIBIT 10.1

                     AMENDMENT NO. 1 TO OPTION AGREEMENT III


        This amendment ("Amendment") is effective as of July 2, 1998 (the "Effective Date") and amends that certain Option Agreement III ("Agreement") dated April 21, 1997, by and between Adaptec Mfg (S) Pte. Ltd. ("Adaptec") and Taiwan Semiconductor Manufacturing Co., Ltd. ("TSMC").

        I. Under the terms of the Agreement, the second and final installment of the Option Fee, in the amount of US$17.64 Million (the "Second Installment"), is due and payable on June 30, 1998. The parties hereby agree that Adaptec may defer payment of the Second Installment until such time as Adaptec requires the Option III Capacity, subject to the following:

                  (a) Adaptec will give TSMC at least one hundred eighty (180) days prior written notice of its intent to pay the Second Installment;

                  (b) Until payment of the Second Installment is received by TSMC, the Option III Capacity will not be included in the "TSMC Committed Capacity" or in the "Customer Committed Capacity" as those terms are defined in the Agreement; and

                  (c) The term of the Agreement will be extended by a period equal to the time between June 30, 1998 and the date payment of the Second Installment is received by TSMC, and the parties' respective obligations to purchase and sell the Wafer Equivalents included in the Option III Capacity will also be deferred for a like period.

                  (d) The promissory note for the Second Installment issued by Adaptec to the order of TSMC dated April 21, 1997 and specifying a due date of June 30, 1998 (the "Promissory Note"), is hereby amended by deleting the due date specified therein and replacing it with the date specified by Adaptec for payment of the Second Installment pursuant to paragraph I (a) of this Amendment. TSMC agrees that it will attach a fully-executed copy of this Amendment to the original of the Promissory Note, and will notify any holder in due course of the Promissory Note of the terms of this Amendment.

         II. Except as expressly amended by this Amendment, the Agreement and the Promissory Note shall continue in full force and effect in accordance with their terms. In the event of any conflict between the terms of this Amendment and the terms of the Agreement or of the Promissory Note, this Amendment shall control.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives.

Adaptec Mfg (S) Pte. Ltd.            Taiwan Semiconductor
                                       Manufacturing Co., Ltd.


By:     [SIG]                        By:     [SIG]

Title:  Vice President               Title:  Vice President
        and Director

Date:   7/2/98                       Date:   7/7/98



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